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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the inclusion in this registration statement on Form SB-2 of our report dated December 2, 1996 on our audits of the financial statements of Micro Therapeutics, Inc. We also consent to the references to our firm under the captions "Selected Financial Data" and "Experts".




COOPERS & LYBRAND L.L.P.

Newport Beach, California
February 13, 1997